UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

CELEXUS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

8275 S. Eastern Ave. Suite 200 Las Vegas, NV	88123
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

On March 27, 2019 the Board of Directors elected.. David Soto as COO of the corporation.

David Soto is an accomplished start-up leader, hands-on Investment focused C-Suite executive and entrepreneur who has successfully developed and implemented corporate strategy from a business and financial perspective. Through an infusion of expertise, management and capital directed towards assisting companies with the introduction and commercialization of their technologies to their relevant market and turning existing companies into Innovative businesses.

On that same date, Michael R Cashion, was hired as Chief Sales Strategist for the corporation.

Michael is a dedicated Start up Sales strategist that is focused on driving revenue. His approach in creating teams and implementing strategic plans has created strong growth in different markets. With a focused executive level presence, he is able work with customers, Board of Directors, and internal stake holders to drive sales and profits.

With a concentrated effort in concept to commercialization he can create new sales verticals and revenue streams.

This has allowed him to create new products and drive them into the market through acquisition, new company creation and partnership which allows companies to maintain financial stability and revenue strength.

Item 9.01  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 29, 2019

Celexus, Inc.

/s/ Lisa Averbuch_____________________

Lisa Averbuch, President

EXHIBIT INDEX

No.	Exhibits

None.

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